Calculation of Filing Fee Tables
S-3
ImageneBio, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	Other	5,770,335	$ 5.57	$ 32,140,765.95	0.0001381	$ 4,438.64
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 32,140,765.95		$ 4,438.64
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 4,438.64
Offering Note
[1]	The amount registered represents an aggregate of 5,770,335 shares of ImageneBio, Inc.'s (the "Registrant's") common stock, par value $0.001 per share (the "Common Stock"), which may be issued upon the exercise of pre-funded warrants, held by the selling stockholders named in the prospectus that forms a part of this registration statement this "Registration Statement"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement on Form S-3 to which this exhibit is a part (the "Registration Statement") shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction. The proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price is estimated in accordance with Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee, and are based upon the average of the high and low prices of the Common Stock on July 31, 2026, as reported on the Nasdaq Capital Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date